UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2019

Travelport Worldwide Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-36640	98-0505105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom
(Address of principal executive office)

Registrant’s telephone number, including area code +44-1753-288-000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.0025	TVPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on May 30, 2019 (the “Closing Date”), of the Merger (as defined below) contemplated by that certain Agreement and Plan of Merger, dated as of December 9, 2018 (the “Merger Agreement”), by and among Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (“Parent”), and, following the execution of a joinder dated December 11, 2018, Toro Private Holdings IV, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and the statutory merger agreement (the “Bermuda Merger Agreement”) required in accordance with Section 105 of the Bermuda Companies Act, as amended, Merger Sub was merged with and into the Company, with the Company continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent (such merger, the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Merger became effective upon the issuance of a certificate of merger by the Registrar of the Companies in Bermuda (the “Effective Time”) on the Closing Date. At the Effective Time, each common share of the Company, par value $0.0025 per share (a “Company Common Share”), issued and outstanding as of immediately prior to the Effective Time (other than Company Common Shares (1) held by the Company as a treasury share, (2) owned by Parent or Merger Sub, (3) owned by any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub (such Company Common Shares described in (1)-(3), “Owned Company Shares”) and (4) Dissenting Company Shares) was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $15.75, without interest thereon (the “Per Share Price”).

At the Effective Time, each Company RSU that was outstanding under any Company Equity Plan as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price multiplied by (2) the total number of Company Common Shares subject to such Company RSU. At the Effective Time, each Company PSU that was outstanding under any Company Equity Plan as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price multiplied by (2) the total number of Company Common Shares subject to such Company PSU, calculated in accordance with the Merger Agreement. At the Effective Time, each Company Option that was outstanding under any Company Equity Plan as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) multiplied by (2) the total number of Company Common Shares issuable upon exercise in full of such Company Option. Notwithstanding anything to the contrary in the Merger Agreement, with respect to Company Options for which the exercise price per share attributable to such Company Options was equal to or greater than the Per Share Price, such Company Options were cancelled without any cash payment being made in respect thereof.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 10, 2018, and is incorporated by reference into this Item 2.01.

The information set forth in the Introductory Note and the disclosure regarding the Merger and the Merger Agreement under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the Merger had been consummated and that, at the Effective Time, each Company Common Share (other than Owned Company Shares) issued and outstanding as of immediately prior to the Effective Time was cancelled, extinguished and converted into the right to receive the Per Share Price. In addition, the Company requested that the NYSE delist the Company Common Shares, and, as a result, trading of Company Common Shares, which trade under the ticker symbol “TVPT” on the NYSE, will be suspended prior to the opening of the NYSE on May 31, 2019. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Shares from the NYSE and the deregistration of the Company Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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The Company intends to file a Form 15 with the SEC requesting the termination of the registration of Company Common Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, as a result of the Merger, each holder of Company Common Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than the right (except in the case of Owned Company Shares) to receive the Per Share Price).

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. Parent is affiliated with Siris Partners IV (Cayman) Main, L.P. and Siris Partners IV (Cayman) Parallel, L.P. (collectively, “Siris Cayman Fund IV”). Parent and Siris Cayman Fund IV are each affiliated with Siris Capital Group, LLC. Elliott Associates, L.P. and Elliott International, L.P. have invested alongside Siris Cayman Fund IV in the transactions contemplated by the Merger Agreement and the Bermuda Merger Agreement and are each affiliated with Evergreen Coast Capital Corp. (“Evergreen”). Evergreen is an affiliate of Elliott Management Corporation.

To complete the Merger and related transactions and pay related fees and expenses, Parent used funds in an amount up to approximately $4.4 billion, which was funded through a combination of common equity contributions by investment funds affiliated with Siris Cayman Fund IV and Evergreen, cash from the Company and/or its subsidiaries and proceeds from debt financing.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 10, 2018, and is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

At the Effective Time, pursuant to the terms of the Merger Agreement and the Bermuda Merger Agreement, Douglas M. Steenland, Douglas A. Hacker, Elizabeth L. Buse, John B. Smith, Michael J. Durham, Scott E. Forbes, Steven R. Chambers and Gordon A. Wilson ceased serving as the directors of the Company, and Peter E. Berger, Frank A. Baker and Jeffrey M. Hendren became directors of the Surviving Company.

Termination of Certain Compensation Plans

At the Effective Time, in connection with the Merger, the Travelport Officer Deferred Compensation Plan and the Travelport Worldwide Limited 2014 Employee Stock Purchase Plan, including the United Kingdom and Ireland subplans, were terminated.

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The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Immediately following the Effective Time, the bye-laws of the Surviving Company were amended and restated in their entirety. A copy of such amended and restated bye-laws of the Surviving Company are attached hereto as Exhibit 3.2 and incorporated herein by reference.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 9, 2018, by and among Travelport Worldwide Limited, Toro Private Holdings III, Ltd. and, following the execution of a joinder, Toro Private Holdings IV, Ltd. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 10, 2018)
3.2	Amended and Restated Bye-laws of Travelport Worldwide Limited
99.1	Press release, dated May 30, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

Date: May 30, 2019	By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Corporate Secretary